UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2017

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 — Other Events.

As Egalet Corporation (the “Company”) has disclosed previously, the Company is a party to an agreement with Apotex Corp. and Apotex Inc. (collectively, “Apotex”) that permits the potential launch of an authorized generic for SPRIX Nasal Spray in March 2018.  Under the Company’s agreement with Apotex, Apotex was required to inform the Company in writing on or before November 25, 2017 (the “Notification Deadline”) that it was exercising its option for an authorized generic product to be launched on March 25, 2018.  The Company did not receive any such written notification on or before the Notification Deadline; therefore, Apotex has lost the right to launch an authorized generic version of SPRIX Nasal Spray.  If Apotex is able to satisfy the requirements for launching an unauthorized generic, including securing approval of its abbreviated new drug application by the U.S. Food and Drug Administration, it would be permitted to do so in September 2018, and, in certain circumstances, six months prior to that date, whereupon it would be obligated to pay the Company royalties on net sales of such generic version from the launch date until December 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2017	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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